UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The press release issued by GSI Group Inc. (the “Company”) on May 19, 2009, announcing, among other matters, select financial information for the third and fourth quarters of fiscal year 2008, the full fiscal year 2008 and the first quarter of fiscal year 2009, is filed herewith as Exhibit 99.1 and the information contained therein shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

During the first quarter of fiscal 2009 and April 2009, the Company undertook a number of major cost reduction initiatives, including a rolling workforce reduction of approximately 158 employees in the first quarter of fiscal 2009 and 16 employees in April 2009. The estimated total cost for such employee terminations was approximately $2.4 million and $320,000, respectively, all of which the Company has booked as a severance cost. The Company estimates the annualized pre-tax savings to be realized from the workforce reductions in the first quarter of fiscal 2009 and April 2009 will be approximately $8.2 million and $0.6 million, respectively.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Today the Company announced that on May 14, 2009, it received an additional staff determination notice from The Nasdaq Stock Market (“Nasdaq”), indicating that the Company is not in compliance with Listing Rule 5250(c)(1) (the “Rule”) due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 3, 2009 (the “Quarterly Report”). As previously announced, on May 6, 2009, the Company received a staff determination notice from Nasdaq, indicating that the Company’s common stock was subject to delisting since the Company was not in compliance with the Rule due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 26, 2008 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. The Company had previously requested, and was granted, a hearing scheduled for June 11, 2009 before the Nasdaq Listing Qualifications Panel to appeal the staff determination. The delayed filing of the Company’s periodic reports will be addressed at the Panel hearing.

Item 7.01.	Regulation FD Disclosure.

The press release issued by the Company on May 19, 2009, announcing, among other matters, progress on its revenue recognition review and select financial information for the third and fourth quarters of fiscal year 2008, the full fiscal year 2008 and the first quarter of fiscal year 2009, is filed herewith as Exhibit 99.1 and the information contained therein shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated May 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/s/ Sergio Edelstein
Sergio Edelstein President and Chief Executive Officer

Date: May 19, 2009

EXHIBIT INDEX

99.1        Press Release dated May 19, 2009.